Exhibit 99.25(2)(n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Registration Statement on Form N-2 of AAM/Wilshire Infrastructure Fund regarding the Prospectus and Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 3, 2026